Exhibit 10.2

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of August ___, 2003, is entered into by and between UNIVEC, INC. (the "Company"), and THE SHAAR FUND, LTD. (the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by an 8% Convertible Note of the Company (the "Convertible Note"), which Convertible Note will be convertible into shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Note;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         AGREEMENT TO PURCHASE; PURCHASE PRICE.

         Purchase.

                  (i) The Lender hereby agrees to agrees to loan to the Company, and the Company hereby agrees to borrow from the Lender, the sum of $85,000.00 (the "Purchase Price"). The obligation to repay the loan from the Lender shall be evidenced by the Company's issuance of the Convertible Note to the Lender in such principal amount (the Convertible Note issued to the Lender, the "Note"). The Note (i) shall provide for a conversion price (the "Conversion Price"), which shall initially be the Fixed Conversion Price (as defined below), which price may be adjusted from time to as provided in the Note and (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I. The loan to be made by the Lender and the issuance of the Note to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Note.

                  (ii) The Purchase Price shall be payable in United States Dollars.

                  b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (iv) "Closing Date" means the date of the closing of the purchase and sale of the Note, as provided herein.

                  (v) "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (vi) "Conversion Shares" or "Shares" means the shares of Common Stock issuable upon conversion of the Note (including, if relevant, accrued interest on the Note so converted).

                  (vii) "Holder" means the Person holding the relevant Securities at the relevant time.

                  (viii) "Last Audited Date" means December 31, 2002.

                  (ii) "Lender Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

                  (ix) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole,
(y) adversely impair the Company's authority or ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

                  (x) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xi) "Principal Market" means the OTC Bulletin Board.

                  (xii) "Securities" means the Note and the Conversion Shares.

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

                  (xiv) "State of Incorporation" means Delaware.

                  (xv) "Trading Day" shall mean any day during which the Principal Market shall be open for business.

                  (xvi) "Transaction Agreements" means this Agreement and the Note and includes all ancillary documents referred to in or contemplated by any of those agreements.

         Form of Payment; Delivery of Certificates.

                  (i) The Lender shall pay the Purchase Price for the Note by delivering (or causing the delivery of) immediately available good funds in United States Dollars to the Company on the Closing Date.

                  (ii) No later than the Closing Date, the Company shall deliver the Note, duly executed on behalf of the Company and issued in the name of the Lender, to the Lender or its designee.

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

                  Without limiting Lender's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Lender is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

                  All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

                  The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

                  The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note which have been requested by the Lender, including those set forth on in any annex attached hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on Annex III hereto (the documents listed on such Annex III, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex III, collectively, the "Company's SEC Documents").

                  The Lender understands that its investment in the Securities involves a high degree of risk.

                  g. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of their respective officers, directors and employees or any of their respective attorneys or agents or the Finder, except as specifically set forth herein.

                  The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  3. COMPANY REPRESENTATIONS, ETC. Except as provided in Annex II hereto or in the Company's SEC Documents or as otherwise provided herein, the Company represents and warrants to the Lender, as of the date hereof and as of the Closing Date, that,

                  a. Concerning the Securities. No stockholder of the Company is entitled to any preemptive rights with respect to the sale of the Securities contemplated by the Transaction Agreements. No party has a currently exercisable right of first refusal to which the Company is a party or to which the Company or any Company Control Person is aware that would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted as described in the Company's SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Company has registered its stock under, and is obligated to file reports pursuant to, Section 12 of the 1934 Act. The Common Stock is listed and quoted on the Principal Market.

                  c. Authorized Shares. As of the Closing Date, immediately before giving effect to the transactions contemplated by the Transaction Agreements, (i) the authorized capital stock of the Company consists of (x) 75,000,000 shares of Common Stock, par value $.001 per share, of which 33,616,095 are outstanding and (y) 4,995,500 shares of preferred stock, of which 104,813 are outstanding (including 124 shares of Series A 8% Convertible Preferred Stock, for which the Company has received a notice of conversion into 4,009,000 shares of Common Stock, 104,167 shares of Series D 5% Convertible Preferred Stock and 522 shares of Series E 5% Convertible Preferred Stock) and
(ii) all issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Securities, including the Conversion Shares.

                  d. Transaction Agreements. This Agreement and each of the other Transaction Agreements and the transactions contemplated thereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company. This Agreement is, and the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights and remedies generally, (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought, and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws or the public policy underlying such laws.

                  e. Non-contravention. The execution and delivery of this Agreement and the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by the Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or other charter document and by-laws of the Company, each as currently in effect, (ii) any material indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its respective properties or assets; except that the foregoing representation shall not apply in each case to the extent such conflict, breach or default would not have a Material Adverse Effect.

                  f. Approvals. Assuming the accuracy of the Lender's representations in Section 2 hereof, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained or for which the failure to obtain such would not, individually or in the aggregate, have a Material Adverse Effect.

                  g. Filings. As of their respective filing dates, none of the Company's SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading (except any statements or omissions therein which were corrected or otherwise disclosed or updated in a filing of any of the subsequent Company's SEC Documents).

                  h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.
                  i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Lender that (i) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the other Transaction Agreements, or (ii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

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

                 j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other Person to which the Company is a party or of which the Company is otherwise aware, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  k. Absence of Events of Default. Except as set forth in
Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. No Undisclosed Liabilities or Events. Since the Last Audited Date, the Company has incurred no liabilities or obligations other than
(x) those disclosed in the Transaction Agreements or the Company's SEC Documents, (y) those incurred in the ordinary course of the Company's business, or (z) which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (i) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (ii) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  m. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since May 1, 2002, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  n. Dilution. The number of Conversion Share issuable upon conversion of the Note may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note consistent with and in accordance with the terms of the Transaction Agreements is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every duly given Notice of Conversion (as contemplated by the Note) unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so. Nothing in the foregoing provisions of this Section 3(n) shall be deemed to restrict the Company's rights under the Transaction Agreements.

                  o. Fees to Brokers, Finders and Others. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Lender or the Company relating to this Agreement or the transactions contemplated hereby.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided herein or in the other Transaction Agreements or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 (as defined below) may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than as contemplated herein or in any of the other Transaction Agreements) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

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                  b. Restrictive Legend. The Lender acknowledges and agrees
that, until such time as the relevant Shares have been registered under the 1933 Act, and sold in accordance with an effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

         Reporting Status. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, the Shares) on the Principal Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the later of the date on which all of the Warrants have been exercised or have expired.

         Use of Proceeds. The Company will use the proceeds received hereunder for general corporate purposes.

                  f. Rule 144. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may

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at any time permit the Holder to sell securities of the Company to the public without registration (collectively, "Rule 144"), the Company agrees to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (iii) furnish to the Holder so long as such party owns Shares, promptly upon request, (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (y) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (z) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration; and

                  (iv) at the request of any Holder then holding Shares, give its transfer agent (the "Transfer Agent") instructions (supported by an opinion of Company counsel, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent's receipt from such Holder of

         (x) a certificate (a "Rule 144 Certificate") certifying (A) that the Holder's holding period (as determined in accordance with the provisions of Rule 144) for the Shares which the Holder proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the 1933 Act, and

         (y) an opinion of counsel acceptable to the Company (for which purposes it is agreed that Krieger & Prager LLP shall be deemed acceptable if not given by Company counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the relevant Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Lender). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

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                  g. Piggy-Back Rights.

                  (i) The Holder shall have piggy-back registration rights with respect to the Shares, subject to the conditions set forth below. If the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8 or on Form S-4), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Shares in such registration statement. If the Holder exercises such election, the Shares so designated shall be included in the registration statement (without any holdbacks) at no cost or expense to the Lender (other than any commissions, if any, relating to the sale of Holder's shares). The Holder's rights under this Section 4(g)(i) shall expire at such time as such Holder can sell all of such Holder's remaining Shares under Rule 144 (as defined below) without volume or other restrictions or limit.

                  (ii) Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the registration statement, the Company notifies the Holder in writing of the existence of a Potential Material Event (as defined below), the Holder shall not offer or sell any Securities covered by such registration statement ("Registrable Securities"), or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend such right other than during a Permitted Suspension Period. The term "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. The term "Permitted Suspension Period" means one or more suspension periods during any consecutive 12-month period which suspension periods, in the aggregate, do not exceed fifty
(50) days, provided, however, that no one such suspension period shall either
(i) be for more than twenty (20) days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period).

                  h. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to two hundred percent (200%) of the number of shares issuable upon conversion of the then unconverted balance of the Note (including interest thereon through at least the Maturity Date thereof). For the purposes of such calculations, the Company should assume that the Note was then convertible without regard to any restrictions which might limit any Holder's right to convert all or any part of the Note held by the Holder.

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

                  i. Late Delivery of Conversion Shares. The Company understands that a delay in the issuance of the Conversion Shares beyond the Delivery Date (as defined in the Note) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Conversion Shares upon conversion of the Note in accordance with the following schedule (where "No. Business Days Late" refers to the number of business days which is beyond two (2) business days after the Delivery Date):3


                           Late Payment For Each $10,000
                             of Principal and Interest
Business Days Late               Being Converted                         No.
----------------------------------------------------------------------------
        1                            $100
        2                            $200
        3                            $300
        4                            $400
        5                            $500
        6                            $600
        7                            $700
        8                            $800
        9                            $900
        10                           $1,000
       >10                           $1,000 +$200 for each Business
                                     Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 4(i) and the provisions of the immediately following Section 4(j) of this Agreement) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close

-----------------------
3 Example: Notice of Conversion is delivered on Monday, December 1, 2003. The Delivery Date would be Thursday, December 4 (the third business day after such delivery). If the certificate is delivered by Monday December 8 (2 business days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on December 9, that is 1 "Business Day Late" in the table below; if delivered on December 16, that 6 "Business Days Late" in the table.

of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this
Section 4(i) which have accrued through the date of such revocation notice shall remain due and owing to the Lender notwithstanding such revocation.

       Buy-In Adjustment. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Shares, the Holder of the Note being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 4(i) hereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder.4

         DWAC Issuance. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Broker with DTC through its Deposit Withdrawal Agent Commission system.


---------------------
4 By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

         Conversion after Bankruptcy. The Holder shall be entitled to exercise its conversion privilege with respect to the Note notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Note. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  5. TRANSFER AGENT INSTRUCTIONS.

                           The Company warrants that, with respect to the
Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue the Conversion Shares (upon conversion of the Note), bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act or other sale or transfer pursuant to an applicable exemption from registration, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each such issuance. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing in this Section shall affect in any way the Lender's obligations to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Holder.

                  The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates solely to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with an exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date.

                  6. CLOSING DATE.

                  a. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  The closing of the purchase and issuance of the Note shall occur on the Closing Date at the offices of Krieger & Prager LLP, 39 Broadway, Suite 1440, New York, NY 10006 and shall take place no later than 3:00 P.M., New York time, on such day or such other time and place as is mutually agreed upon by the Company and the Lender.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Lender understands that the Company's obligation to sell the Note to the Lender pursuant to this Agreement on the Closing Date is conditioned upon:

                  The execution and delivery of this Agreement by the Lender;

                  Delivery by the Lender to the Company of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement;

                  The accuracy on such Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

                  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

         CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Lender's obligation to purchase the Note on the Closing Date is conditioned upon:

                  The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

                  Delivery by the Company to Krieger & Prager LLP of the Note in accordance with this Agreement;

                  The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  On such Closing Date, the Lender shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in Annex IV attached hereto;
                  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Market; (ii) trading in securities generally on the Principal Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Purchased Shares.

                  9.       INDEMNIFICATION.

                  a. The Company agrees to indemnify and hold harmless Lender and its officers, directors, shareholders, employees, affiliates, advisors, administrators, representatives, and agents, and each Lender Control Person (collectively, "Covered Lenders") from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees) incurred (collectively, "Damages"), jointly or severally, and any action in respect thereof to which a Covered Lender becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Lender's failure to perform any covenant or agreement contained in this Agreement or Lender's or its officer's, director's, employee's, agent's or Lender Control Person's gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  If

         (x) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Lender is impleaded in any such action, proceeding or investigation by any Person, or

         (y) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company hereby agrees to indemnify, defend and hold harmless the Lender from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse such Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Covered Lender who are actually named in such action, proceeding or investigation, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such Covered Lender. The Company also agrees that no Covered Lender shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as provided in or contemplated by this Agreement.

                  c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11. GOVERNING LAW: MISCELLANEOUS.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Company and the Lender hereby submits to the exclusive jurisdiction of the United States Federal and the state courts located in New York County, New York with respect to any dispute arising under this Agreement or any of the other Transaction Agreements or the transaction contemplated hereby or thereby and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.
                  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  k. The language of this Agreement shall, in any and all cases, for any and all purposes, and in any and all circumstances be construed as a whole, according to its fair meaning, not strictly for or against the Company or the Lender, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any part of this Agreement.

                  NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                   UNIVEC, INC.
                           10 E.  Baltimore Street
                           Suite 1404
                           Baltimore, MD 21202
                           ATTN: David Dalton
                           Telephone No.: (410) 347-9957
                           Telecopier No.: (410) 347-1452

with a copy to:            Jack Becker, Esq.
                           Snow Becker Krauss P.C.
                           605 Third Avenue, 25th Fl
                           New York, NY 10158
                           Telephone No.: (212) 687-3860
                           Telecopier No.: (212) 949-7052

LENDER:                    The Shaar Fund, Ltd.
                           c/o Levinson Capital Management
                           350 Fifth Avenue

                           Suite 2210
                           New York, NY 10118
                           Attn: Sam Levinson
                           Telephone No.: (212) 244-3577
                           Telecopier No.: (914) 395-0059

 with a copy to:           Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Ronald Nussbaum, Esq.
                           New York, New York 10016
                           Telephone No.: (212) 363-2900
                           Telecopier No. (212) 363-2999


                  12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender and the Company as of the date first above written.


                                          UNIVEC, INC.


                                          By: ________________________________
                                              Name:
                                              Title:


                                          THE SHAAR FUND, LTD.
                                          BY: INTERCARIBBEAN SERVICES LTD.,
                                          Director


                                          By: ________________________________
                                              Name:
                                              Title:

         ANNEX I           FORM OF NOTE

         ANNEX II          COMPANY DISCLOSURE MATERIALS

         ANNEX III         COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

         ANNEX IV          FORM OF OPINION OF COUNSEL

                                       80
                                    ANNEX II
                                       TO
                          SECURITIES PURCHASE AGREEMENT



                               COMPANY DISCLOSURE
                               ------------------


                                      NONE

                                    ANNEX III
                                       TO
                          SECURITIES PURCHASE AGREEMENT



                             COMPANY'S SEC DOCUMENTS

1. See schedule of documents available on EDGAR below.

2. Other: NONE


                          Documents Available on EDGAR
                          ----------------------------

Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on May 15, 2003

Quarterly Report on Form 10-QSB filed on May 16, 2003

Definitive Proxy Statement on Schedule 14A filed on August 7, 2003